Exhibit 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (No. 333-231160) on Form S-3 of Warner Bros. Discovery, Inc. of our report dated March 4, 2022, relating to the combined financial statements of the WarnerMedia Business as of December 31, 2021 and 2020 and for the years ended December 31, 2021, 2020 and 2019 appearing in this Current Report on Form 8-K/A of Warner Bros. Discovery, Inc.

/s/ Ernst & Young LLP

Dallas, Texas

April 15, 2022